Exhibit 99.1

Arax Holdings Corp Takes an
Important Step in Fintech with
Revolutionary Payment Protocol

Arax Holdings Corp Revolutionizes Digital Asset Management with Core Token Deployment on Core Blockchain

Arax Holdings Corp. (ARAT OTC:PKC) and Core Business Holdings announce the successful deployment of Core Token on Core Blockchain and, with it, the revolutionary CBC20 digital token standard, marking a new era in digital asset management.

Following the acquisition of Core Business Holdings (CBH) earlier this year, the launch combines Arax Holdings Corp’s digital asset innovation with world-leading compliance and regulatory frameworks. Therefore, we proudly announce the Core Blockchain EcoSystem engine consisting of Core Token, Ping Exchange, a hybrid exchange, Wall Money, a regulated lifestyle platform, and Core Pay, a new-generation payment gateway.

Each part of the CBH EcoSystem engine comprises several key components designed to enhance our digital asset management capabilities:

●	Core Token: Core Token, as a tokenization and smart contract platform, is set to revolutionize asset tokenization, offering unprecedented flexibility and security in digital asset management.

●	Ping Exchange: Ping Exchange, a hybrid digital asset exchange, combines the speed and user-friendliness of centralized platforms with the security and transparency of decentralized systems.

●	Wall Money: Wall Money emerges as a regulated lifestyle platform, seamlessly integrating digital asset management into everyday life while ensuring compliance with the highest regulatory standards.

●	Core Pay: Core Pay, a next-generation payment gateway, simplifies digital transactions, offering users a secure and efficient way to manage payments within the Core ecosystem.

This multifaceted launch underscores Core Business Holdings' position as a pivotal element of Arax Holdings Corp.'s diverse and dynamic portfolio, propelling us into a future where digital asset management is more accessible, secure, and efficient.

Arax Holdings Corp. and Core Business Holdings acknowledge the pioneering efforts and significant strides made in the DeFi space on existing blockchains, recognizing them as foundational steps in the evolution of digital finance. Building upon this groundwork, we are committed to enhancing and refining these early developments, integrating them into a more cohesive and robust Web3 ecosystem. This commitment is rooted in a vision of a world that not only deserves but urgently needs a more secure, transparent, and user-focused digital experience that seamlessly bridges the divide between traditional finance and the burgeoning possibilities of the blockchain.

Core Token: A Revolution in Digital Asset Management

We are excited to confirm that Core Token was officially deployed on the Core Blockchain network at 17:23 UTC on November 17th 2023, marking its existence as a tangible and ready-to-distribute asset. This momentous occasion can be witnessed on blockindex.net, the official block explorer for Core Blockchain. This deployment demonstrates the tangible value of Core Token and showcases the capabilities and potential of the newly established CBC20 Standard.

Core Token is at the forefront of the digital revolution. As a token based on the Core Blockchain, employing the cutting-edge CBC20 standard, Core Token is more than just a digital asset. It is a token that opens doors to a myriad of services in the Core Ecosystem and facilitates the integration of real-world assets into the digital asset management platform. With a total supply of 1 billion tokens, Core Token is set to redefine the landscape of digital currencies and asset management, where efficiency, security, and adaptability take center stage.

The technical advancements inherent in CBC20 facilitate seamless asset conversion, ensuring that digital assets can move fluidly across different forms and platforms. This capability streamlines the user experience and injects much-needed liquidity into the digital asset market, making it more vibrant and accessible.

At the heart of CBC20's innovation is a commitment to accuracy and transparency in asset valuation. Real-time pricing ensures that digital assets are always traded at their true market value, instilling confidence and trust among users. This feature is crucial in a market known for its volatility, as it provides a stable and reliable foundation for asset management and investment decisions.

Enhanced security and convenience are also paramount outcomes of the CBC20 Standard. The ability to execute transactions securely, even in offline modes, adds a new layer of flexibility and significantly reduces the risk of cyber threats. This feature is invaluable in an era where digital security is a top concern for users and investors alike.

Moreover, the incentivization mechanism introduced by CBC20 creates a vibrant ecosystem where user participation and engagement are actively encouraged. By allowing rewards for on-chain activities, CBC20 fosters a more active and robust blockchain network, driving innovation and growth within the Core Ecosystem.

Finally, the upgradable nature of the CBC20 Standard ensures that Core Token and its ecosystem are future-proof. This adaptability means that as new technologies and market needs emerge, Core Token can evolve to incorporate these advancements, maintaining its relevance and leadership in the digital asset space.

These technical enhancements collectively elevate the Core Token beyond a mere digital currency. They transform it into a dynamic and integral component of the digital asset world, redefining how assets are managed, valued, and secured, paving the way for a more robust, efficient, and user-centric future in digital asset management.

CBC20 vs ERC20: Setting New Standards in Blockchain Technology

The CBC20 Standard is a groundbreaking advancement over the traditional Ethereum-based ERC20 token standard. ERC20 has been the bedrock of blockchain token functionalities, enabling basic yet crucial operations like token transfers, approvals, and overall token management.

However, the CBC20 Standard elevates these foundations to new heights. It retains all the essential features of ERC20 and introduces a suite of advanced functionalities designed to revolutionize digital asset management. These enhancements include sophisticated contract capabilities, such as AccessControl, which presents a new level of management for roles and user interactions, creating a more secure, adaptable, and user-friendly experience for everyone involved.

Key improvements are its focus on scalability and adaptability – critical factors for any technology in this fast-paced digital age, not simply meeting today's needs but also being ready for tomorrow's challenges. CBC20 brings enhanced customization options, bolstering the security and flexibility of digital assets, and ensures that the system can evolve with the ever-changing landscape of blockchain technology.

In essence, CBC20 is more than just an upgrade; it's a testament to Arax's commitment to pushing the boundaries of blockchain technology, offering heightened security, control, compliance, and versatility in digital asset management.

The Transformative Impact of Real-World Asset Tokenization

Tokenization is reshaping the future of asset funding, trading, and management. By 2030, the market for tokenized assets, including real estate, art, and financial instruments, is expected to exceed $4 trillion. This shift represents a significant portion of the global economy, indicating a major transformation in how we value and exchange assets.

Core Blockchain is at the forefront of this evolution with its Core Token Smart Contract and integrated CorePass KYC and AML compliance platform. We are transitioning to a world where virtually any asset, from luxury items to complex financial products, can be tokenized. This move into digital tokens marks a turning point for blockchain technology, particularly in private market assets.

The growth potential here is enormous. For instance, Citi predicts a more than 80-fold increase in private market tokenization by 2030. Similarly, the Boston Consulting Group forecasts tokenization could unlock a $16 trillion global market, offering significant cost savings in clearing and settlement processes. Bain Capital suggests that tokenization could eventually encompass up to $540 trillion in private assets, currently unrepresented in the financial system.

Additionally, the rise of Central Bank Digital Currencies (CBDCs), likely backed by regulated fiat currencies and programmable for smart contracts, could add up to $5 trillion to this market. Core Business Holdings’ blockchain-based banking products align with this trend, highlighting our role in this groundbreaking financial landscape.

Understanding Tokenization in the CBH Ecosystem

ARAX's Core EcoSystem engine leverages highly secure, fully decentralized blockchain technology to bring efficiency, transparency, accountability, and enhanced liquidity to the forefront for real-world assets. This democratization of access to various assets changes investment perspectives and interactions with economic elements, offering a digital representation of assets and attaching rights and information in a programmable manner. It makes previously indivisible or hard-to-trade assets manageable and transaction-friendly.

CorePass, integrated with all the CBH EcoSystem platforms, complements this by providing a secure, regulatory-compliant environment through Regulation Technology, opening investment avenues to a broader audience. It ensures continuous compliance with KYC and AML standards, making the process secure and trustworthy.

The CBH Ecosystem platform facilitates several key use case sectors that will be tradable on ARAX's hybrid Ping Exchange Platform:

Sector	Description
Real Estate	Tokenized commercial, residential, and development projects.
Financial Assets	Including public and private equity, commodities, and investment funds.
Infrastructure	Smart city solutions, energy, transportation, waste management, and communication infrastructures are deployable on networks like the Lunaº Mesh.
Art and Collectibles	Digital representation of fine art, luxury wearables, and collectibles.
Gaming and Entertainment	In-game assets, digital art, and entertainment-related tokens.
Data	Personal, intellectual property, financial, and IoT data are securely exchangeable via Core Pass and integrated digital attribute management platforms.
Commodities and Metals	Tradeable assets, including precious metals and other commodities.
NFTs and Gamified Tokens	Unique digital assets and tokens for gaming and entertainment.
DeFi-Related Instruments	Decentralized finance instruments, including debt, underwriting, and more.

The interoperable Tokenization and Smart Contract platform ensure, at all times, digital asset token security as the Core Blockchain is built on ED448 encryption standards, and assets are stored and traded in cold wallets, and when traded, offline signatures are used in the exchange process, a key feature offered by the Ping Exchange. Other features of tokenized real-world assets to be traded on the Ping Exchange include

●	Enhanced asset-backed token accessibility and transparent 24/7 trading.

●	Efficient, paperless transactions with reduced costs.

●	Lower costs and access for individual investors.

●	Increased access for SMEs and exposure to new markets.

●	Ongoing KYC and AML monitoring and verification

CorePass ID data and any connected digitally attributed data are not stored on any platforms to ensure complete compliance and provide any potential data location regulatory compliance. The CorePass warrants users secure self-sovereign identity information, including any digital attributes, as all data is facilitated in a decentralized p2p federated data network. At the same time, the platform maintains all data constituents on the user's device for interconnected p2p data requests and verifications between users. Future integration of the Lunaº Mesh will even allow all such data to be geographically decentralized if required by users.

With the expected surge in tokenized assets, Core Business Holdings is poised to capitalize on this growth, particularly in the real estate, financial assets, and Data industries. The integration with CorePass ID's fully decentralized Digital Identity ensures compliance and security, allowing any individual or institution to attach any attribute in the form of a tokenized asset through the Core Token Smart Contract Platform to a CorePass ID and to connect such tokenized digital assets to a Digital Asset Management Platform.

Embark on the Tokenization Journey with ARAX and CBH

Despite its potential, tokenization faces hurdles like regulatory ambiguity and limited public understanding. CorePass addresses these by offering clear regulatory frameworks, digital asset and stablecoin trading regulations, market accessibility, accredited investor verification, and comprehensive AML and KYC controls, ensuring a balanced approach that enhances adoption and protects investors at all times. Core's holistic approach to transparent and traceable accountability while fostering innovation will expand its platform reach in driving the Core Token value as well as the shareholder value of ARAX.

ARAX and Core Blockchain Holdings invite businesses to explore tokenization's potential within their operations and invite any interested people and organizations to join the soon-to-be-released Blockchain Hub, an affiliated central point of information on blockchain-based projects. Starting with a tokenization-readiness workshop, the Blockchain Hub offers guidance in developing a strategic approach and partnering with leading technology providers to ensure seamless integration tailored to specific needs.

In conclusion, ARAX, CBH, and CorePass are not just participating in the tokenization wave of real-world assets; they are shaping its future. By offering a secure, compliant, and versatile platform, they are poised to lead the charge in redefining digital asset management and investment in the digital age.

For more information about Arax Holdings Corp. and its ventures, please, visit the official website: arax.cc.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). All statements that are not historical facts are “forward-looking statements.” The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe harbor” provisions of the Act. These statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those projected on the basis of these statements. Investors should consider this cautionary statement, and furthermore, no assurance can be made that the transaction described in this press release will be consummated. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. The Company also undertakes no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Arax Holdings Corp
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